                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or Section
                 240.14a-12

                             LATTICE SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                       LATTICE SEMICONDUCTOR CORPORATION
                              5555 NE MOORE COURT
                          HILLSBORO, OREGON 97124-6421

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 2000

                            ------------------------

TO OUR STOCKHOLDERS:

    The Annual Meeting of Stockholders of Lattice Semiconductor Corporation will be held at our Corporate Headquarters, 5505 NE Moore Court, Hillsboro, OR 97124, on Tuesday, May 2, 2000, at 1:00 p.m., Pacific Time, for the following purposes:

    1.  To elect one Class II director, for a term of three years;

    2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 30, 2000;

    3. To approve an amendment to our Certificate of Incorporation, to increase the number of shares of common stock we are authorized to issue; and

    4.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on March 16, 2000 are entitled to vote at the meeting or any adjournment thereof.

    All stockholders are invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Stephen A. Skaggs
                                          SECRETARY

Hillsboro, Oregon
April 7, 2000

                                     [LOGO]

                       LATTICE SEMICONDUCTOR CORPORATION
                              5555 NE MOORE COURT
                          HILLSBORO, OREGON 97124-6421
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    Our board of directors is soliciting proxies to be used at the 2000 annual meeting of stockholders to be held at our Corporate Headquarters, 5505 NE Moore Court, Hillsboro, Oregon, on Tuesday, May 2, 2000, at 1:00 p.m., Pacific Time, or at any adjournment thereof.

    This proxy statement, the accompanying proxy card and our Annual Report were mailed on or about April 7, 2000, to all stockholders entitled to vote at the meeting.

WHO CAN VOTE

    Record holders of common stock at the close of business on March 16, 2000, may vote at the meeting. On March 16, 2000, 49,163,765 shares of common stock were outstanding. Each stockholder has one vote for each share of common stock. The common stock does not have cumulative voting rights.

HOW TO VOTE

    Stockholders may vote by mail by signing, dating and mailing the enclosed proxy card. Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by their brokers. If you do not specify how to vote your shares on your proxy card, we will vote them for the nominee for director, for the approval of the proposals presented, and in accordance with the recommendations of our board of directors on any other business which may properly come before the meeting.

REVOKING YOUR PROXY

    You may revoke your proxy at any time before it is exercised by:

    - sending a written notice of revocation to the Secretary of Lattice;

    - submitting a properly signed proxy with a later date; or

    - voting in person at the meeting.

REQUIRED VOTES

    A majority of the shares of common stock issued and outstanding on March 16, 2000, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. Shares that are voted "FOR", "AGAINST", "ABSTAIN" or "WITHHELD" from a proposal are treated as being present at the meeting for purposes of establishing a quorum.

    The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

FISCAL YEAR END

    On November 9, 1999, we changed to a fiscal year ending on the Saturday closest to December 31st. Due to the change, our last fiscal year was a nine month period which began April 4, 1999 and ended January 1, 2000. All references in this proxy statement to fiscal period 1999 are to this nine month period unless otherwise stated.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Our board of directors is divided into three classes. Directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Two classes consist of two directors, and one class consists of one director. One Class II director will be elected at the meeting for a three-year term ending in 2003. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of the nominee listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

    The following table briefly describes the nominee for director and the directors whose terms will continue. Mr. Strain is retiring when his term expires in 2000. Except as otherwise noted, each has held his principal occupation for at least five years. There are no family relationships among any of our directors or officers.

                                                                                 DIRECTOR
NOMINEE                  AGE      PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE     TERM EXPIRES    CLASS
-------                --------   --------------------------------------------   --------   ------------   --------
Daniel S. Hauer           63      Business consultant (since November 1998);       1987         2003           II
                                   Chairman of the Board of Epson Electronics
                                   America, a supplier of CMOS integrated
                                   circuits and silicon wafers (until November
                                   1998).

CONTINUING DIRECTORS
--------------------
Harry A. Merlo            74      President of Merlo Corporation, a holding        1983         2002            I
                                   company (since July 1995); President and
                                   Chairman of the Board of Louisiana-Pacific
                                   Corporation, a building materials company
                                   (until June 1995).

Larry W. Sonsini          58      Chairman of Wilson Sonsini Goodrich &            1991         2002            I
                                   Rosati, Professional Corporation, a law
                                   firm; Director of Novell Inc., Echelon
                                   Corporation, Brocade Communications Systems
                                   Inc. and Pixar.

Mark O. Hatfield          77      Former United States Senator from Oregon         1997         2001          III
                                   (until January 1997).

Cyrus Y. Tsui             54      Our Chairman, President and Chief Executive      1988         2001          III
                                   Officer.

RETIRING DIRECTOR
--------------------
Douglas C. Strain         80      Founder of Electro Scientific Industries,        1986         2000           II
                                   Inc., a manufacturer of industrial lasers
                                   and electro-optical equipment; Vice
                                   Chairman of Electro Scientific Industries,
                                   Inc. (until September 1999).

REQUIRED VOTE

    The nominee receiving the highest number of affirmative votes of the votes cast at the meeting on this matter shall be elected as the Class II director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE REELECTION OF DANIEL S. HAUER AS THE CLASS II DIRECTOR OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

    In fiscal period 1999, the board of directors held three regularly scheduled meetings and four special meetings and acted twice by unanimous consent. Each director attended at least 75% of the total number of meetings of the board of directors and of all committees of which he was a member during fiscal period 1999.

    The board of directors currently has three standing committees: the compensation committee, the audit committee and the nominating committee.

    COMPENSATION COMMITTEE

    The compensation committee makes recommendations to the board of directors concerning the salaries and other compensation paid to the executive officers, the granting of employee stock options and other compensation-related issues. Prior to August 9, 1999, the compensation committee was composed of Mr. Strain and Mr. Merlo. Effective August 9, 1999, the compensation committee membership was changed to include Mr. Strain and Mr. Hauer. During fiscal period 1999, the compensation committee met once.

    AUDIT COMMITTEE

    The audit committee recommends engagement of the independent accountants and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent accountants and for reviewing and evaluating our accounting principles and its systems of internal accounting controls. The audit committee meets with management and our independent accountants, who have access to the audit committee with and without the presence of management representatives. Prior to August 9, 1999, the audit committee was composed of Mr. Merlo and Mr. Hauer. Effective August 9, 1999, the audit committee membership changed to include Mr. Merlo and Mr. Hatfield. During fiscal period 1999, the audit committee met twice.

    NOMINATING COMMITTEE

    A nominating committee comprising Mr. Sonsini and Mr. Tsui exists to identify persons for future nomination for election to the board of directors. The nominating committee held no meetings during fiscal period 1999. Stockholders who wish to submit names to the nominating committee for consideration should do so in writing addressed to the nominating committee, c/o Corporate Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

DIRECTORS' COMPENSATION

    Directors who are also our employees (currently only Mr. Tsui) receive no additional or special remuneration for serving as directors. Each non-employee director receives an annual retainer of $12,000 plus $1,500 for each board meeting attended and $750 for each committee meeting attended.

    Non-employee directors also receive options to purchase shares of our common stock. These options are issued under our 1993 Outside Directors Stock Option Plan which provides for automatic grants of stock options to non-employee directors. Under this plan, each non-employee director received a grant of 36,000 shares (as adjusted for the two-for-one stock split effective August 26, 1999) in August 1997. A new non-employee director receives a grant for 36,000 shares on the date he is appointed to the board of directors. In addition, each non-employee director will receive a grant of 36,000 shares on the date any previously granted option becomes fully vested. These shares generally vest quarterly over a four-year period and expire five years from the grant date.

TRANSACTIONS WITH MANAGEMENT

    Mr. Sonsini, one of our directors, is Chairman of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm based in Palo Alto, California. This firm serves as our primary outside legal counsel.

EMPLOYMENT AGREEMENTS

    In September 1988, we entered into an employment letter with Mr. Tsui pursuant to which Mr. Tsui serves as President and Chief Executive Officer. In addition to providing for an annual base salary and bonus arrangements, the letter provides that in the event of a change in control of Lattice as described in the letter, then any unvested options to purchase our common stock held by Mr. Tsui shall become fully vested. Additionally, in the event Mr. Tsui is involuntarily terminated other than for cause, we will continue to pay his salary for up to six months, or until Mr. Tsui begins employment elsewhere, whichever occurs sooner, and options vesting during that period are exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the compensation committee during fiscal period 1999 were Mr. Strain, Mr. Merlo, and Mr. Hauer. Neither Mr. Strain, Mr. Merlo, nor
Mr. Hauer was or is one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

    The compensation committee, comprised of non-employee directors, sets, reviews and administers our executive compensation program. The role of the compensation committee is to establish and approve the salary of our Chief Executive Officer and incentive compensation paid to our executive officers. The committee also administers our employee stock option plan, and reviews and approves stock option grants to all employees.

    COMPENSATION PHILOSOPHY. Our compensation philosophy is that cash incentive compensation of executive officers should be directly linked to our short-term performance and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of our officers and employees to the interests of our stockholders. In addition, the compensation committee believes that total compensation packages must be competitive with other companies in the industry to ensure that Lattice can continue to attract, retain and motivate key employees who are critical to our long-term success.

    COMPONENTS OF EXECUTIVE COMPENSATION. The principal components of executive compensation are base salary, bonuses paid under the Executive Incentive Plan and stock options.

    Base salaries are set based on competitive factors and the historic salary structure for various levels of responsibility within Lattice. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. Generally, salaries are set at the middle to high end of the range. In addition, we rely on variable compensation in order to emphasize the importance of performance.

    The Executive Incentive Plan is a bonus plan linked directly to our profitability. This plan in particular emphasizes the compensation committee's belief that, when we are successful, our executives should be highly compensated, but that, conversely, if we are not successful and are not profitable, no bonuses should be paid absent extraordinary circumstances. The total bonus pool available under the plan is based directly on our operating profit excluding charges associated with amortization of intangible assets. With respect to the Chief Executive Officer, an individual bonus is determined by formula based on the total bonus pool and his base salary. The bonus derived from such formula is paid to the Chief Executive Officer in a combination of stock and cash, pursuant to our 1996 Stock Incentive Plan. With respect to other executives, individual cash bonuses are determined by formula based on the total bonus pool, the executive's base salary and his or her individual performance relative to key objectives as determined by the Chief Executive Officer. As a result, in fiscal period 1999, a profitable period for us, the base salaries of the named executive officers (as subsequently defined) comprised 25% to 38% of their total cash compensation.

    The 1996 Stock Incentive Plan was approved by the stockholders at the 1996 annual meeting. This plan allows us to grant certain stock-related benefits and to utilize additional tax deductions which may be available under
Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) limits to
$1 million the deductibility of annual compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

    The principal equity component of executive compensation is our employee stock option program. Stock options are generally granted when an executive joins us and on an annual basis thereafter under a replenishment program. Stock options are also occasionally granted for promotions or other special achievements. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that an executive always has options that vest in increments over the subsequent four-year period. Stock options provide a means of retention and motivation for our senior level executives and also align the executive's interests with long-term stock price appreciation. In addition, executives are eligible to participate in a payroll deduction employee stock purchase plan pursuant to which stock may be purchased at 85% of the fair market value at the beginning or end of each offering period, whichever is less (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

    Executives also participate in our profit sharing plan under which a specified percentage of operating profit is set aside and distributed among all domestic employees based on tenure. Other elements of executive compensation include the ability to participate in a company-wide life insurance program, supplemental life insurance, long-term disability insurance, company-wide medical benefits and the ability to defer compensation pursuant to both a company-wide 401(k) plan and a supplemental deferred compensation plan. We made discretionary contributions to the company-wide 401(k) plan of up to 5% of participating employees eligible base pay in fiscal period 1999.

                                          Compensation Committee of the
                                          Board of Directors

                                          Douglas C. Strain, Chairman
                                          Daniel S. Hauer

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    On November 9, 1999, our board of directors approved a change in the month of our fiscal year end from March to December. The following table provides certain summary information concerning compensation paid to or accrued for our Chief Executive Officer and each of our four other most highly compensated executive officers (our "named executive officers") for the twelve month period ended December 31, 1999, and the fiscal years ended April 3, 1999 and March 28, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                         ANNUAL COMPENSATION               ----------------
                                            ---------------------------------------------    STOCK OPTION
NAME AND PRINCIPAL                                                         OTHER ANNUAL         GRANTS        ALL OTHER
POSITION                     FISCAL YEAR    SALARY(1)      BONUS(2)       COMPENSATION(3)  (# OF SHARES)(4)     COMP.
------------------         ---------------  ---------  -----------------  ---------------  ----------------  ------------
Tsui, Cyrus Y.             12 month period
  President & CEO          ended 12/31/99   $581,105   $1,343,069(5)(6)       $4,689          262,500        $42,110(8)
                                1999         560,100    1,071,623(5)           3,779          525,000(7)      49,098(9)
                                1998         509,172    1,531,705(5)           6,365          262,500         38,651(10)

Laub, Steven A.            12 month period
  Senior VP & COO          ended 12/31/99   $255,180   $  500,000(6)          $4,689           90,000        $16,421(8)
                                1999         243,300      358,000              3,779          180,000(7)      16,855(9)
                                1998         222,779      516,000              6,365           90,000         14,941(10)

Skaggs, Stephen A.         12 month period
  Senior VP & CFO          ended 12/31/99   $222,500   $  360,000(6)          $4,689           70,000        $13,455(8)
                                1999         200,000      268,000              3,779          140,000(7)      13,583(9)
                                1998         177,231      373,000              6,365           70,000         13,543(10)

Donovan, Stephen M.        12 month period
  Corporate VP Sales       ended 12/31/99   $188,250   $  240,000(6)          $4,689           25,000        $15,231(8)
                                1999         180,000      208,000              3,779          140,000(7)       4,983(9)
                              1998(11)            --           --                 --               --             --

Yu, Jonathan K.            12 month period
  Corporate VP             ended 12/31/99   $181,875   $  226,000(6)          $4,689           30,000        $23,123(8)
  Business Development          1999         174,000      170,000              3,779           60,000(7)      22,148(9)
                                1998         163,452      260,000              6,365           30,000         20,735(10)

------------------------------

 (1) Salary includes amounts deferred pursuant to our 401(k) savings plan.

 (2) Bonuses for each year include amounts earned for such year, even if paid in the subsequent year, and exclude bonuses paid during such year that were earned for a prior year.

 (3) Represents participation in our profit sharing plan.

 (4) All grants have been adjusted to reflect the two-for-one split effective August 26, 1999.

 (5) Bonus was paid in our common stock and cash, pursuant to the 1996 Stock Incentive Plan and based on attainment of performance goals established by the board of directors. For fiscal period 1999, Mr. Tsui received $336,107 in cash, and shares as follows: 8,142 shares worth $348,071 for the quarter ended October 2, 1999, and 12,071 shares worth $644,290 for the quarter ended December 31, 1999. For fiscal year 1999, Mr. Tsui received $267,940 in cash, and shares as follows: 15,610 shares worth $245,858 for the quarter ended June 27, 1998, 14,774 shares worth $247,926 for the quarter ended September 26, 1998, and 14,160 shares worth $298,245 for the quarter ended April 3, 1999. For fiscal year 1998, Mr. Tsui received $466,346 in cash, and shares as follows: 6,136 shares worth $197,886 for the quarter ended September 27, 1997, 5,462 shares worth $141,671 for the quarter ended December 27, 1997, and 5,974 shares worth $143,003 for the quarter ended March 28, 1998. The remainder of the bonus in each year was paid in cash to provide reimbursement for taxes. (All shares have been adjusted to reflect the two-for-one split effective August 26, 1999.)

 (6) Bonus for fiscal period 1999 includes only amounts paid in relation to the nine month fiscal period.

 (7) Includes options granted in fiscal year 1999 replacing cancelled grants previously issued in fiscal year 1998 and earlier in fiscal year 1999. These replacement grants were made on November 10, 1998, and were priced at fair market value, $15.50. The new grants vest in increments of 6.25% each quarter beginning on February 10, 1999, until they are fully vested on November 10, 2002, and expire on November 10, 2008. The replacement option grants are for 262,500 shares for Mr. Tsui, 90,000 shares for

     Mr. Laub, 70,000 shares for Mr. Skaggs, 120,000 shares for Mr. Donovan, and 30,000 shares for Mr. Yu. (All shares and prices have been adjusted to reflect the two-for-one split effective August 26, 1999.)

 (8) Includes payments we made during fiscal period 1999 for life and disability insurance in the amounts of $32,110 for Mr. Tsui, $6,421 for Mr. Laub, $3,703 for Mr. Skaggs, $3,968 for Mr. Donovan, and $14,088 for Mr. Yu. Also includes contributions we made to the 401(k) plan in the amounts of $10,000 for Mr. Tsui, $10,000 for Mr. Laub, $9,752 for Mr. Skaggs, $7,263 for
     Mr. Donovan, and $9,035 for Mr. Yu. Also includes a ten year service award of $4,000 for Mr. Donovan.

 (9) Includes payments we made during fiscal year 1999 for life and disability insurance in the amounts of $31,598 for Mr. Tsui, $6,643 for Mr. Laub, $4,031 for Mr. Skaggs, $4,637 for Mr. Donovan, and $13,331 for Mr. Yu. Also includes contributions we made to the 401(k) plan in the amounts of $10,000 for Mr. Tsui, $10,212 for Mr. Laub, $9,552 for Mr. Skaggs, $346 for
     Mr. Donovan, and $8,817 for Mr. Yu. Also includes a patent award payment of $3,500 and a ten year service award of $4,000 for Mr. Tsui.

 (10) Includes payments we made during fiscal year 1998 for life and disability insurance in the amounts of $27,796 for Mr. Tsui, $5,790 for Mr. Laub, $3,735 for Mr. Skaggs, and $12,421 for Mr. Yu. Also includes contributions we made to the 401(k) plan in the amounts of $9,455 for Mr. Tsui, $9,151 for Mr. Laub, $8,808 for Mr. Skaggs, and $8,314 for Mr. Yu. Also includes a patent award payment by the Company for Mr. Tsui of $1,400 and a five year service award of $1,000 for Mr. Skaggs.

 (11) Mr. Donovan was not a named executive officer in fiscal 1998.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL PERIOD

    The following tables set forth information regarding stock options granted to and exercised by the named executive officers from April 4, 1999 to December 31, 1999, as well as options held by the named executive officers as of December 31, 1999. All share amounts have been adjusted to reflect the two-for-one split effective August 26, 1999.

                      OPTION GRANTS IN LAST FISCAL PERIOD

                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                                   AT ASSUMED ANNUAL
                                                            INDIVIDUAL GRANTS                    RATES OF STOCK PRICE
                                               --------------------------------------------      APPRECIATION (THROUGH
                                               OPTIONS      % OF                                   EXPIRATION DATE)
                                                GRANTS     TOTAL     EXERCISE                 ---------------------------
                                                (# OF     OPTIONS      PRICE     EXPIRATION     5% PER           10%
NAME AND PRINCIPAL POSITION                      SHS)     GRANTED    ($/SH)(1)      DATE       YEAR $(2)    PER YEAR $(2)
---------------------------                    --------   --------   ---------   ----------   -----------   -------------
Tsui, Cyrus Y.                                 262,500      6.8%      $29.75      8/10/09     $4,912,974     $12,451,422
  President & CEO

Laub, Steven A.                                 90,000      2.3%      $29.75      8/10/09     $1,684,448     $ 4,269,059
  Senior VP & COO

Skaggs, Stephen A.                              70,000      1.8%      $29.75      8/10/09     $1,310,127     $ 3,320,379
  Senior VP & CFO

Donovan, Stephen M.                             25,000      0.6%      $29.75      8/10/09     $  467,902     $ 1,185,850
  Corporate VP Sales

Yu, Jonathan K.                                 30,000      0.8%      $29.75      8/10/09     $  561,483     $ 1,423,020
  Corporate VP
  Business Development

------------------------------

(1) These options were granted under our 1996 Stock Incentive Plan in August 1999, and have an exercise price equal to the fair market value of our common stock as of the date of the grant. These grants vest quarterly over a four-year period ending in August 2003.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices for our common stock.

                     OPTION EXERCISES IN LAST FISCAL PERIOD
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                               OPTIONS AT               IN THE MONEY OPTIONS
                                                                            FISCAL PERIOD END          AT FISCAL PERIOD END($)
                                                                      -----------------------------   -------------------------
                                   SHARES ACQUIRED                         VESTED         UNVESTED
NAME AND PRINCIPAL POSITION        ON EXERCISE (#)   VALUE REALIZED      (#OF SHRS)      (#OF SHRS)    VESTED(1)    UNVESTED(1)
---------------------------        ---------------   --------------   ----------------   ----------   -----------   -----------
Tsui, Cyrus Y.                         223,700         $4,217,520         555,205         672,657     $17,341,814   $17,791,553
  President & CEO

Laub, Steven A.                         58,000         $  738,968         186,250         243,750     $ 5,971,283   $ 6,533,906
  Senior VP & COO

Skaggs, Stephen A.                           0                  0         165,250         188,750     $ 5,271,375   $ 5,054,375
  Senior VP & CFO

Donovan, Stephen M.                          0                  0          91,562         130,938     $ 2,853,008   $ 3,808,867
  Corporate VP Sales

Yu, Jonathan K.                         25,000         $  504,688          80,625          76,875     $ 2,513,555   $ 2,033,320
  Corporate VP
  Business Development

------------------------------

(1) Represents the difference between the exercise prices of the options and the closing price of our common stock on December 31, 1999.

               COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

    The following graph shows the five-year comparison of cumulative stockholder return on our common stock, the S&P 500 Index, and the S&P Technology Sector (previously named the S&P High Technology Index) from March 1994 through December 1999. Cumulative stockholder return assumes $100 invested at the beginning of the period in our common stock, the S&P 500, and the S&P Technology Sector. Historical stock price performance is not necessarily indicative of future stock price performance. (Data points are at the 31st of the month indicated on the graph.)

                                                                                CUMULATIVE TOTAL RETURN
                                                       --------------------------------------------------------------------------
LATTICE SEMICONDUCTOR CORP (LSCC)                        3/94       3/95       3/96       3/97       3/98       3/99      12/99
---------------------------------                      --------   --------   --------   --------   --------   --------   --------
LATTICE SEMICONDUCTOR CORPORATION....................    100        154        177        286        321        285        589
S & P 500............................................    100        116        153        183        271        321        370
S & P TECHNOLOGY SECTOR..............................    100        127        171        231        349        560        876

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 16, 2000, information about
(i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and
(iii) all directors and executive officers as a group:

BENEFICIAL OWNER                                              NUMBER OF SHARES(1)   PERCENT OF CLASS
----------------                                              -------------------   ----------------
J. & W. Seligman & Co., Inc. ...............................       6,433,846(2)              13.1%
  100 Park Avenue
  New York, NY 10006
Merrill Lynch ..............................................       4,261,587(2)               8.7%
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10281
State Farm Mutual Automobile Insurance Company .............       3,254,426(2)               6.6%
  One State Farm Plaza
  Bloomington, IL 61701
Cyrus Y. Tsui ..............................................       1,223,483(3)               2.5%
  Chairman of the Board, President and Chief Executive
  Officer
Stephen A. Skaggs, Senior Vice President and CFO............         171,729(4)                 *
Steven A. Laub, Senior Vice President and COO...............         163,260(5)                 *
Jonathan K. Yu, Corporate Vice President                             113,891(6)                 *
  Business Development......................................
Stephen M. Donovan, Corporate Vice President Sales..........          85,050(7)                 *
Harry A. Merlo, Director....................................          75,150(8)                 *
Daniel S. Hauer, Director...................................          48,180(9)                 *
Larry W. Sonsini, Director..................................          29,430(10)                *
Douglas C. Strain, Director.................................          27,750(11)                *
Mark O. Hatfield, Director..................................           2,250(12)                *
All directors and executive officers as a group (20                2,478,393(13)              4.9%
  persons)..................................................

------------------------
   * Less than one percent.

 (1) Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject to community property laws where applicable.

 (2) Based upon information received from Schedule 13G filings under the Securities Exchange Act of 1934, as amended.

 (3) Includes 508,593 shares exercisable under options within 60 days of the Record Date. Also includes 52,686 shares held for the benefit of Mr. Tsui by our deferred compensation plan.

 (4) Includes 146,500 shares exercisable under options within 60 days of the Record Date. Also includes 5,806 shares held for the benefit of Mr. Skaggs by our deferred compensation plan.

 (5) Includes 150,000 shares exercisable under options within 60 days of the Record Date.

 (6) Includes 95,625 shares exercisable under options within 60 days of the Record Date.

 (7) Includes 77,187 shares exercisable under options within 60 days of the Record Date. Also includes 3,155 shares held for the benefit of Mr. Donovan by our deferred compensation plan.

 (8) Excludes an aggregate of 31,630 shares as to which Mr. Merlo disclaims beneficial ownership, which are held by the Harry A. Merlo Charitable Remainder Trusts and the Domenic W. Merlo Educational Trust; includes 24,750 shares exercisable under options within 60 days of the Record Date.

 (9) Includes 4,500 shares exercisable under options within 60 days of the Record Date.

 (10) Includes 24,750 shares exercisable under options within 60 days of the Record Date.

 (11) Includes 13,500 shares exercisable under options within 60 days of the Record Date. Mr. Strain is retiring when his term expires in 2000.

 (12) Includes 2,250 shares exercisable under options within 60 days of the Record Date.

 (13) Includes 1,474,769 shares exercisable under options within 60 days of the Record Date. Also includes 61,647 shares held for the benefit of executive officers by our deferred compensation plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

    Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for fiscal period 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, with one exception. Kenneth K. Yu, VP & Managing Director of Lattice Asia, inadvertently failed to file one report on Form 4 relating to the sale of 8,000 shares (16,000 after adjustment for the two-for-one split effective August 26, 1999) by the appropriate Form 4 filing date. The Form 4 was filed in March 2000.

       PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    In February 2000, the Board of Directors appointed PricewaterhouseCoopers LLP to act as our independent accountants for the fiscal year ending
December 30, 2000, subject to ratification of the appointment by the stockholders. PricewaterhouseCoopers LLP has served as our independent accountants for the last thirteen fiscal years. Representatives of PricewaterhouseCoopers LLP have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast at the annual meeting. In the event of a negative vote on such ratification, the Board will reconsider its selection.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2000.

     PROPOSAL 3: APPROVAL OF PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF
                                 INCORPORATION

    Our certificate of incorporation currently fixes our authorized capital stock at 100,000,000 shares of common stock. The board of directors is recommending an amendment to increase the number of authorized shares of common stock to 300,000,000. Stockholders last approved an amendment in 1993 to increase the authorized amount of common stock from 30 million to 100 million.

    The rights of the additional authorized shares would be identical to the shares now authorized. Although the authorization would not, in itself, have any effect on your rights as a stockholder, issuance of additional shares of common stock for any purpose other than a stock split or dividend could have a dilutive effect on earnings per share. If approved, the amendment would allow the board of directors to authorize the issuance of additional shares up to the new maximum without further stockholder approval, unless that approval is required under applicable law or stock exchange regulations. This proposal is not in response to any known effort to accumulate our common stock or to obtain control of Lattice.

    As of December 31, 1999, we had 100,000,000 shares of authorized common stock, of which 48,285,719 shares were issued and outstanding. In addition, there were 4,034,400 shares reserved for issuance under our various stock plans. While we do not have any current plans to issue additional shares of common stock, other than under previously authorized benefit and compensation plans, the amendment would enhance the board of directors' flexibility in possible future actions, such as stock splits, stock dividends, acquisitions, and other corporate activities involving the common stock.

    The proposed amendment requires the affirmative vote of a majority of the outstanding shares. Therefore, failure to vote will have the same effect as a vote against the amendment.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 ANNUAL REPORT

    Our Annual Report to Stockholders for fiscal period 1999 was sent to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 16, 2000, a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for our most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of Lattice at the address set forth in the Notice of Annual Meeting immediately preceding this proxy statement.

                                 OTHER BUSINESS

    The board of directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the board of directors may recommend.

                        METHOD AND COST OF SOLICITATION

    The cost of solicitation of proxies will be paid by Lattice. In addition to solicitation by mail, our employees, for no additional compensation, may request the return of proxies personally or by telephone, telecopy or telegram. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies.

                             STOCKHOLDER PROPOSALS

    A stockholder proposal to be considered for inclusion in proxy material for our 2001 annual meeting of stockholders must be in writing and received by the Secretary of Lattice not later than December 8, 2000 in order that it may be included in the proxy statement and form of proxy relating to that meeting. In addition, our bylaws require that in order for any business to be properly brought before any meeting of stockholders, including nominations for the election of directors, a stockholder must provide written notice delivered to the Secretary of Lattice not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, the stockholder notice, in order to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

    It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it in the enclosed stamped return envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Stephen A. Skaggs
                                          SECRETARY

Hillsboro, Oregon
April 7, 2000

                      LATTICE SEMICONDUCTOR CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 2000

     The undersigned stockholder of LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2000, and hereby appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 2, 2000, at 1:00 p.m., Pacific Time, at our Corporate Headquarters, 5505 NE Moore Court, Hillsboro, OR 97124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


-------------------------------------------------------------------------------
                         ^  FOLD AND DETACH HERE  ^

                                                              Please mark
                                                             your votes as  /X/
                                                             indicated in
                                                             this example



1. Election of Daniel S. Hauer as
   Class II Director:

FOR the nominee    WITHHOLD authority
listed above       to vote for the
except as          nominee listed
noted below.       above.

    /  /                 /  /

_____________________________________

                                                   FOR     AGAINST     ABSTAIN

2. Proposal to ratify the appointment of
   PricewaterhouseCoopers LLP as Lattice's        /  /      /  /        /  /
   independent accountants for the fiscal
   year ending December 30, 2000:

3. Proposal to approve an amendment to
   Lattice's Certificate of Incorporation, to     /  /      /  /        /  /
   increase the number of shares of Common
   Stock Lattice is authorized to issue.

4. In their discretion, the proxies are
   authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                           THE SHARES REPRESENTED BY THIS PROXY
                                           WILL BE VOTED AS SPECIFIED HEREOF.
                                           IF NO SPECIFICATION IS MADE, THIS
                                           PROXY WILL BE VOTED FOR THE ELECTION
                                           OF THE NOMINEE FOR DIRECTOR, FOR THE
                                           RATIFICATION OF THE APPOINTMENT OF
                                           PRICEWATERHOUSE COOPERS LLP AS
                                           INDEPENDENT ACCOUNTANTS OF THE
                                           COMPANY, AND FOR APPROVAL OF THE
                                           INCREASE OF THE NUMBER OF SHARES WE
                                           ARE AUTHORIZED TO USE. IF ANY OTHER
                                           BUSINESS PROPERLY COMES BEFORE THE
                                           MEETING, THIS PROXY WILL BE VOTED IN
                                           ACCORDANCE WITH THE RECOMMENDATIONS
                                           OF MANAGEMENT.

                                           PLEASE MARK, DATE, SIGN AND RETURN
                                           THE PROXY CARD PROMPTLY.


(Signature)__________________(Signature)__________________ DATED:_________, 2000

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)
-------------------------------------------------------------------------------
                         ^  FOLD AND DETACH HERE  ^